UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2014

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, Frank’s International N.V. (the “Company”) announced the appointment of W. John Walker, age 48, as Executive Vice President, Operations and to serve as the Company’s principal operating officer until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

Mr. Walker previously served as the Company’s Vice President of International Operations, a position that he had held since August 2012. Prior to serving in that position, Mr. Walker served as the Vice President of North America from 2004 to 2012, and he assumed the additional responsibilities of Vice President of Brazil in July 2009. Mr. Walker also served as the Regional Manager of the Asia Pacific and Middle East divisions from 1999 to 2003. Mr. Walker entered the North Sea oil industry and served in several technical and supervisory field roles. He attended Aberdeen Scotland Technical College in 1982 and studied Electrical and Electronic Engineering. Mr. Walker has over 29 years of industry experience and has held positions across the world, including in Europe, North Africa, the Asia-Pacific region and the Middle East.

There are no understandings or arrangements between Mr. Walker and any other person pursuant to which Mr. Walker was selected to serve as an officer, other than his employment relationship set forth above. Mr. Walker does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. The additional compensation and other information concerning Mr. Walker required by Item 5.02(c) of Form 8-K was previously reported in the Company’s definitive proxy statement relating to the Company’s special meeting in lieu of an annual meeting of the shareholders of the Company filed on October 18, 2013, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 27, 2014, the Company announced the appointment of John W. Sinders as Executive Vice President, Administration to serve until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

Mr. Sinders previously served as the Company’s Senior Vice President of Finance and Investor Relations, a position he had held since September 2013. Prior to joining the Company, Mr. Sinders was the Global Chief Executive Officer of Clarkson Capital Markets, an investment banking business focused on the global maritime, oil services and natural resources sectors, from August 2008 to June 2013. Prior to that, Mr. Sinders served as a consultant for Clarkson Shipping Services from Sept 2007 to August 2009. Mr. Sinders served as Chairman of the Board of Aston Martin of North America from February of 2007 to July of 2008. He was Managing Director of Global Maritime and Oil Services for Jefferies & Company from November 2001 to February 2007. Mr. Sinders has also held senior banking positions at Jefferies & Company, RBC Dain Rausher and Howard Weil, where he advised a large number of oil services, exploration, production, and shipping companies. He has held several board positions in the energy and shipping industries. Mr. Sinders received his Juris Doctor Degree from the University of Virginia’s School of Law in 1979 and received his undergraduate degree in Government and Foreign Affairs from the University of Virginia in 1976, where he was a member of the Phi Beta Kappa Society. Mr. Sinders was previously chairman of the audit committee for The Shaw Group and is a current member of the American Bureau of Shipping, a member of the Board for Mercator Lines Singapore, and a board member for the Children’s Assessment Center in Houston.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: January 27, 2014	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio
Vice President, Chief Financial Officer and Treasurer